UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2014

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2014, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”), acting upon the recommendation of its Nominating and Governance Committee, appointed Professor Katherine J. Klein, Ph.D. of The Wharton School of the University of Pennsylvania to serve as a member of the Board.  Professor Klein will serve as a Class I director, and her term will expire at the Company’s 2015 annual meeting of shareholders.  Committee assignments for Professor Klein have not yet been determined.

Professor Klein has served as the Vice Dean of the Wharton Social Impact Initiative since July 2012, and as The Wharton School’s Edward H. Bowman Professor of Management since 2005.  She also served as Professor of Management of The Wharton School from 2004 to 2005.  Prior to joining Wharton, Professor Klein was on the faculty of the University of Maryland and a visiting professor at the Stanford Graduate School of Business. She received her B.A. from Yale University, and her Ph.D. in Community Psychology from the University of Texas at Austin. An award-winning organizational psychologist, Professor Klein has conducted extensive field research regarding a range of topics including team leadership, climate, conflict, social networks and effectiveness; organizational change and technology implementation; employee diversity; and employee responses to stock ownership. She has taught executive education, studied, and consulted with a variety of for-profit and non-profit organizations including Charles Schwab, Rohm and Haas, North American Scientific, Medtronic, The Baltimore Shock Trauma Center, Penn Vet, the U.S. Census Bureau, and the Korean Management Association.  Her research has been published in numerous top journals including Administrative Science Quarterly, Journal of Applied Psychology, the Academy of Management Journal, and the Academy of Management Review. She is also a former associate editor of the Journal of Applied Psychology and Administrative Science Quarterly. Professor Klein is a Fellow of the Academy of Management, the Society for Industrial and Organizational Psychology, the American Psychological Association, and the Association for Psychological Science.

In connection with Professor Klein’s appointment to the Board, the Company awarded her 29,375 awards under the Company’s 2011 Share Tracking Awards Plan, representing an initial grant of 20,000 awards and a grant of 9,275 awards for the remainder of the 2014-2015 director service year.  The awards were granted on November 11, 2014, with an exercise price equal to the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on that date. In addition, Professor Klein will be compensated for her services as described in the discussion of director compensation in the Company’s definitive proxy statement for its 2014 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 30, 2014.  The Company also entered into an indemnification agreement with Professor Klein on the Company’s standard form for directors and executive officers, effective November 11, 2014.

A copy of the press release announcing Professor Klein’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated November 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: November 13, 2014	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press release dated November 13, 2014